Exhibit 99.2

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011)
THROUGH DECEMBER 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Southern Hospitality Franchisee Holding Corporation

We have audited the accompanying balance sheet of Southern Hospitality Franchisee Holding Corporation (the “Company”) (a Development Stage Company) as of December 31, 2011, and the related statements of operations, changes in equity (deficit) and cash flows for the period from inception (August 19, 2011) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Hospitality Franchisee Holding Corporation as of December 31, 2011, and the results of its operations and its cash flows for the period from inception (August 29, 2011) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ GHP Horwarth, P.C.

Denver, Colorado
November 8, 2012

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)
 BALANCE SHEET
DECEMBER 31, 2011

Assets
Current assets:
Cash	$27,533
Prepaid expenses	42,481
Total current assets	70,014

Intangible asset	300,000
Total assets	$370,014

Liabilities and deficit
Current liabilities:
Accounts payable	$5,646
Related party payable	41,541
Accrued expenses	15,786
Total current liabilities	62,973

Notes payable:
Related party (net of $3,661 discount)	21,339
Other (net of $75,044 discount)	437,456
Accrued interest payable (including related party of $201)	3,971
Total liabilities	525,739

Commitments and contingencies

Deficit
Preferred stock, 10,000,000 shares authorized,
none issued or outstanding	-
Common stock, par value $0.0001; 100,000,000 shares
authorized, 6,537,500 shares issued and outstanding	654
Additional paid-in capital	132,724
Deficit accumulated during the development stage	(289,103)
Total deficit	(155,725)
Total liabilities and deficit	$370,014

See notes to accompanying financial statements

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011)  THROUGH DECEMBER 31, 2011

Operating expenses:
General and administrative (including related party of $10,713)	$125,968
Related party management services	156,584
Selling and marketing	660
Total operating expenses	283,212

Loss from operations	(283,212)

Other expense:
Interest expense (including related party of $290)	(5,891)

Net loss	$(289,103)

See notes to accompanying financial statements

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)
STATEMENT OF CHANGES IN EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

				Deficit
				accumulated
			Additional	during the
	Common Stock		paid-in	development
	Shares	Amount	capital	stage	Total
Balances, August 19, 2011 (inception)	-	$-	$-	$-	$-
Issuance of common stock to founders for cash in November 2011	6,000,000	600	2,400	-	3,000
Warrant issued for prepaid management services in September 2011	-	-	49,753	-	49,753
Issuance of common stock in connection with notes payable
for cash between October and December 2011	537,500	54	80,571	-	80,625
Net loss	-	-	-	(289,103)	(289,103)

Balances, December 31, 2011	6,537,500	$654	$132,724	$(289,103)	$(155,725)

See notes to accompanying financial statements

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Cash flows from operating activities
Net loss	$(289,103)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of prepaid management services	16,584
Amortization of debt discount	1,920
Changes in operating assets and liabilities:
Prepaid expenses	(9,312)
Accounts payable	5,646
Related party payable	41,541
Accrued expenses	19,757
Net cash used in operating activities	(212,967)
Cash flows from investing activities
Payment for intangible asset	(300,000)
Net cash used in investing activities	(300,000)
Cash flows from financing activities
Proceeds from issuance of common stock to founders	3,000
Proceeds from issuance of notes payable and common stock	537,500
Net cash provided by financing activities	540,500
Net increase in cash, and cash at end of period	$27,533
Supplemental disclosure of non-cash investing and financing activities:
Issuance of warrant for prepaid management services	$49,753

See notes to accompanying financial statements

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 1 – Organization, Basis of Presentation and Management’s Plans

Organization

Southern Hospitality Franchisee Holding Corporation (the “Company”) is a Colorado corporation formed in August 2011, for the purpose of owning and operating up to 30 Southern Hospitality restaurants in the United States. The restaurants are intended to primarily serve southern or Memphis style barbeque and cuisine and alcoholic beverages (such as a range of bourbons and other spirits and cocktails) and are also intending to sell certain related products and merchandise (such as meat rubs and memorabilia). The Company entered into a franchise agreement and area development agreement with SH Franchising and Licensing LLC, dba Southern Hospitality BBQ (the “Franchisor”) in November 2011.

In May 2012, the Company formed Southern Hospitality Denver Holdings, LLC (“SHDH”), a wholly-owned subsidiary, and Southern Hospitality Denver, LLC (“SHD”). SHD was formed for the purpose owning and operating the Company’s first franchised restaurant in Denver, Colorado. SHD is 51% owned by SHDH and 49% owned by non-controlling interest holders, of which a board member of the Company is a 22% non-controlling interest holder. SHDH and the non-controlling interest holders are to contribute $900,000 each (an aggregate of $1.8 million) to fund the initial capitalization of the Company’s first Denver-based franchised restaurant.

Basis of Presentation

Since inception, the Company has devoted substantially all of its efforts to establishing its business, and planned principal operations have not commenced.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise”, which require that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, changes in equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Management’s  Plans

Since inception, and through November 1, 2012, the Company has devoted substantially all of its efforts to developing its business plan, raising capital, and implementing steps necessary to open and begin operating restaurants. From inception through November 1, 2012, the Company has completed the following steps:

1.
In October 2011, the Company initiated a private placement of promissory notes and common stock, of which the Company received $537,500 in 2011, and an additional $2,446,388 between January and November 1, 2012.

2.
In November 2011, the Company entered into franchise and area development agreements with the Franchisor to develop its first ten restaurants in ten cities throughout the United States. The Company’s plan is to open the first ten restaurants between 2013 and 2017 (two restaurants per year).

3.
In April 2012, the Company entered into a lease for the location of its first restaurant in Denver, Colorado. The Company has initiated renovation and tenant build-out activities, and the Company expects that this first Denver-based restaurant will open by January 2013.  The Company has estimated build-out and opening costs to be approximately $2.5 million for this Denver-based restaurant.

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 1 – Organization, Basis of Presentation and Management’s Plans (continued)

Management’s  Plans

Management estimates that the total investment necessary to begin operation of a single Southern Hospitality restaurant franchise is between $700,000 and $2.5 million. The Company has no revenue generating activities to date, and the Company does not have a revolving loan agreement with any financial institution, nor can the Company provide any assurance it will be able to enter into any such agreement in the future, or be able to raise funds through a future issuance of debt or equity. The Company’s continued implementation of its business plan is dependent on its future profitability and on additional debt or equity financing, which may not be available in amounts or on terms acceptable to the Company or at all. As a consequence, if the Company is unable to achieve profitability or obtain additional financing in the near term, the Company may be required to delay its business plan implementation, and/or the Company may be required to cease operations in order to offset the lack of available funding, which would have a material adverse impact on the Company.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.  Changes in estimates are recorded in the period of change.

Fair Value Measurements

The carrying value of cash and non-related party payables approximates fair value due to their short maturities. The carrying value of non-related party notes payable approximates fair value based on effective interest rates estimated to approximate market. The carrying amount of payables to related parties are not practicable to estimate based on the related party nature of the underlying transactions.

Pre-opening Costs

Pre-opening costs, such as travel and employee payroll and related training costs are expensed as incurred and include direct and incremental costs incurred in connection with the opening of each restaurant. Pre-opening costs also may include non-cash rental costs under operating leases incurred during a construction period.

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Subsequent to December 31, 2011, in conjunction with the Company’s planned Denver-based restaurant, the Company began capitalizing certain leasehold improvements, as well as equipment the Company purchased in 2012 but has not yet placed in service. Management reviews property and equipment, including leasehold improvements, for impairment when events or circumstances indicate these assets might be impaired. The Company's management considers, or will consider, such factors as the Company's history of losses and the disruptions in the overall economy in preparing an analysis of its property, including leasehold improvements, to determine if events or circumstances have caused these assets to be impaired. Management bases this assessment upon the carrying value versus the fair value of the asset and whether or not that difference is recoverable. Such assessment is to be performed on a restaurant-by-restaurant basis and is to include other relevant facts and circumstances including the physical condition of the asset. If management determines the carrying value of the restaurant assets exceeds the projected future undiscounted cash flows, an impairment charge would be recorded to reduce the carrying value of the restaurant assets to their fair value.

Intangible Assets

Intangible assets at December 31, 2011, represent franchise license costs for ten planned restaurants. These costs are allocable to each restaurant location and are to be amortized beginning with each restaurant opening over the remaining ten-year term of the franchise agreement using the straight line method. The Company assesses potential impairment to intangible assets when there is evidence that events or changes in circumstances indicate that the assets’ carrying value is not recoverable.

Leases and Deferred Rent

The Company intends to lease substantially all of its restaurant properties, and in April 2012, the Company entered into a ten-year lease for its planned restaurant in Denver, Colorado. For leases that contain rent escalation clauses, the Company records the total rent payable during the lease term and recognizes expense on a straight-line basis over the initial lease term, including the "build-out" or "rent-holiday" period where no rent payments are typically due under the terms of the lease. Any difference between minimum rent and straight-line rent is recorded as deferred rent. Additionally, contingent rent expense based on a percentage of revenue is accrued and recorded to the extent it is expected to exceed minimum base rent per the lease agreement based on estimates of probable levels of revenue during the contingency period. Deferred rent also includes tenant improvement allowances the Company may receive, which is amortized as a reduction of rent expense, also on a straight-line basis over the initial term of the lease.

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

Through December 31, 2011, the Company had no revenue generating activities.  At such time the Company begins to generate revenue through it restaurant operations, it intends to do so pursuant to Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and applicable related guidance.

Revenue is expected to be derived from the sale of prepared food and beverage and select retail items. Revenue is to be recognized at the time of sale and is to be reported on the Company's consolidated statements of operations net of sales taxes collected. The amount of sales tax collected is to be included in accrued expenses until the taxes are remitted to the appropriate taxing authorities.

Advertising Expenses

Advertising costs are expensed as incurred. Total advertising expenses were approximately $700 for 2011.

Stock-Based Compensation

The Company accounts for stock-based compensation under Accounting Standards Codification (“ASC”) 718, Share-Based Payment.  ASC 718 requires the recognition of the cost of services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award.  ASC 718 also requires the stock-based compensation expense to be recognized over the period of service in exchange for the award (generally the vesting period).  The Company estimates the fair value of each stock option at the grant date by using an option pricing model, typically the Black-Scholes model.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts, and for tax loss and credit carry-forwards. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

The Company determines its income tax expense in each of the jurisdictions in which it operates. The income tax expense includes an estimate of the current income tax expense, as well as deferred income tax expense, which results from the determination of temporary differences arising from the different treatment of items for book and tax purposes.

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions.

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

Recently Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all non-owner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 in 2012 did not have a material impact on the presentation of the Company's financial statements.

Note 3 – Intangible Assets

Franchise Agreements

Through December 2011, the Company paid $300,000 for the non-exclusive rights and license to use the Southern Hospitality system and Southern Hospitality licensed marks in connection with the operation of ten restaurants to be owned and operated by the Company under franchise and related area development agreements. These costs are allocable to each planned restaurant.  The allocated cost to each restaurant is to be amortized beginning with each restaurant opening over the remaining ten-year term of the related franchise agreement. Amortization is expected to begin in 2013 with the opening of the Denver-based restaurant.  Amortization expense for the five years following 2012 is estimated to be as follows:

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 3 – Intangible Assets (continued)

Franchise Agreements (continued)

2013	$7,500
2014	15,000
2015	20,000
2016	25,000
2017	30,000
Thereafter	202,500
$300,000

Note 4 – Notes Payable

Beginning in October 2011, the Company began selling 5% promissory notes (the “Notes”) along with shares of the Company’s common stock.  Investors received one share of common stock for each one dollar of principal amount loaned to the Company.  Through December 31, 2011, the Company sold Notes with a face amount of $537,500 along with 537,500 shares of common stock for cash of $537,500.  In this offering, the Company sold $25,000 of Notes and common stock to a related party management company (Note 7). The Company allocated the proceeds received between the Notes and the common stock based on their relative fair value at issuance. The fair values of the Notes and common stock issued was determined to be $456,875 and $80,625, respectively. Consequently the Company recorded a discount of $80,625 at the issuance date of the Notes, with an offsetting increase to paid-in capital on the Company's balance sheet. The debt discount is being amortized to interest expense using the effective interest method over the terms of the related Notes.

The Notes bear interest at 5% per annum, they are unsecured, and their maturity dates are seven years from their issue date. The effective interest rate on the Notes is approximately 15%. Quarterly payments will be applied against accrued interest first, then principal. The minimum aggregate quarterly payment to Note holders is 2.5% of the Company’s portion of gross quarterly revenues from each restaurant. The first minimum quarterly payment will be due 45 days after the first calendar quarter in which the Denver restaurant opens.

By their original terms, the Notes and accrued interest becomes convertible, at the option of the holder, upon the Company’s common stock becoming publicly traded. The conversion price will be 80% of the 20-day average closing sales price on the date conversion is elected, but not less than $0.50 per share. The Company has determined that there is no beneficial conversion feature associated with the Notes.

Note 5 – Income Taxes

At December 31, 2011, the Company has approximately $287,000 of net operating loss carry-forwards which expire in 2031. The net operating loss carry-forwards may be subject to certain restrictions in the future, particularly in the event of a change in ownership under Internal Revenue Code Section 382.

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 5 – Income Taxes (continued)

Deferred tax assets and liabilities represent the future impact of temporary differences between the financial statement and tax bases of assets and liabilities.  The Company’s net deferred tax assets, which consist of net operating loss carry forwards, of approximately $106,000, have been fully reserved, effectively by a valuation allowance, because management does not believe realization of the deferred tax assets is more likely than not at the balance sheet date.

A reconciliation of income tax benefit computed at the U.S. statutory tax rate of 34% to the effective income tax rate is as follows:

Statutory rate	34%
State taxes	3
Valuation allowance	(37)
Effective rate	0%
Note 6 – Equity (Deficit)

Preferred Stock

At the date of incorporation (August 19, 2011), the Company authorized the issuance of up to 10,000,000 shares of preferred stock, none of which have been issued to date. The designations, preferences, limitations, restrictions, and relative rights of the preferred stock shall be established by the board of directors.

Common Stock

In November 2011, the Company issued 6,000,000 shares to five individuals who represent founders of the Company for $3,000.  In connection with the Company’s 2011 private placement offering, 537,500 shares were issued.  These shares were valued at $80,625.

Stock Option Plan

Effective September 1, 2011, the Company adopted the 2011 Stock Option Plan (the “Plan”). Under the Plan, the Company may grant stock options, restricted and other equity awards to any employee, consultant, independent contractor, director or officer of the Company.  A total of 1.5 million shares of common stock may be issued under the Plan (which number is subject to adjustment as described in the Plan). No options have been granted under the Plan.

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 7 – Commitments and Contingencies

Franchise agreement

The Company’s first ten restaurant properties are to be operated under a franchise and related area development agreement with the Franchisor under an initial ten-year term, renewable for two additional five-year terms. Pursuant to the franchise agreement, the Company is to pay royalty fees based on a percentage of gross revenues (generally between 3% and 5% of gross sales, as defined), plus additional fees and costs for marketing, training, inventory and other franchisor costs. Two officers of the Company have personally guaranteed royalty payments to the Franchisor.

Related Party Management Agreement with AMHC Managed Services

Effective September 1, 2011, the Company entered into a management agreement (the “Management Agreement”) with AMHC Managed Services, Inc. (“AMMS”), a subsidiary of Accredited Members Acquisition Corporation (“AMAC”). The Company’s Chairman of the Board of Directors and officers of the Company are also officers/board members of AMAC.  The significant terms of the Management Agreement provide for monthly payments to AMMS in exchange for the ability of the Company to fully utilize the management expertise, financial and accounting expertise, support staff and location of AMMS, including the expertise of the position of AMMS’ Chief Financial Officer and necessary support for compliance under the securities laws with respect to any private or public reports or registration statements the Company may file.  The Management Agreement term is 12 months, and requires the Company to pay AMMS a monthly fee equal to $35,000 per month ($140,000 of expense for 2011, of which $35,000 is recorded as a payable at December 31, 2011). Additionally, under the Management Agreement, the Company granted AMMS a warrant to purchase 500,000 shares of Company’s common stock exercisable at $0.0005 per share, exercisable for a three-year term.  The value of the warrant was determined to be approximately $49,700. The amount was recorded as a prepaid asset and is being amortized over the one-year term of the Management Agreement as services are performed, of which approximately $16,600 was expensed in 2011.  AMMS exercised the warrant in full in July 2012.

The Management Agreement was renewed in October 2012 for an additional one-year period with terms similar to those of the 2011 Management Agreement.  In connection with the renewed Management Agreement, the Company issued an additional warrant in October 2012 to AMMS to purchase 500,000 shares of the Company’s common stock at $0.0005 per share for a one-year term.

The Company also pays rent and rent-related expenses to AMAC on a month-to-month basis for office space at the AMAC corporate headquarters in Colorado Springs, Colorado.  This arrangement began in October 2011 and is expected to continue as the Management Agreement continues. Base rental payments are approximately $3,500 per month.  Related party rent expense in 2011 was approximately $10,700.

Contingencies

From time to time, the Company may become party to litigation and other claims in the ordinary course of business. To the extent that such claims and litigation arise, management provides for them if upon the advice of legal counsel, losses are determined to be both probable and reasonably estimable.

SOUTHERN HOSPITALITY FRANCHISEE HOLDING CORPORATION
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (AUGUST 19, 2011) THROUGH DECEMBER 31, 2011

Note 8 - Subsequent Events

On October 16, 2012, the Company entered into a non-binding Letter of Intent (the “LOI”) with Art Dimensions, Inc. (“ATDM”), a publicly-traded Colorado corporation, whereby ATDM would acquire the Company in a reverse triangular merger (the “Acquisition”).  The transaction is anticipated to close on or around November 13, 2012.

Between January 1, 2012, and November 1, 2012, the Company sold additional Notes along with 2,446,388 shares of common stock for total proceeds of $2,446,388.

Other

The Company evaluated all other subsequent events through November 8, 2012, the date the financial statements were available to be issued.